SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2)
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                          RJR Nabisco Holdings Corp.

               (Name of Registrant as Specified In Its Charter)

                          RJR Nabisco Holdings Corp.

                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
[ ]      $500 per each party to the controversy pursuant to Exchange Act Rule
14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

         (1)   Title of each class of securities to which transaction applies:


         (2)   Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


         (4)   Proposed maximum aggregate value of transaction:


         (5)   Total fee paid:


[x]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:


         (2)   Form, Schedule or Registration Statement No.:


         (3)   Filing Party:


         (4)   Date Filed:


                              [RJR Nabisco logo]




RJR Nabisco Logo

                                                   News Release
______________________________________________________________________________
         Contact:    Carol Makovich
                     (212) 258-5785


                            RJR NABISCO COMMENT ON
                             CONSENT SOLICITATION


NEW YORK, NEW YORK - February 16, 1996 -- RJR Nabisco Holdings Corp. (NYSE:RN) had the following comment on the Brooke Group's statement today that it would delay announcing the results of the recent consent solicitation:

         "LeBow committed to end this solicitation by midnight, February 15, 1996. Although that deadline has passed, until he turns in the requisite vote to the company, we have no way of knowing if he is continuing to solicit consents during this period. Until then, shareholders may continue to submit revocation of consent cards," the company said.


CERTAIN ADDITIONAL INFORMATION: RJR Nabisco Holdings Corp. will be soliciting proxies against the director nominees of Brooke Group Ltd. and other shareholder proposals. The following individuals may be deemed to be participants in the solicitation of proxies by RJR Nabisco Holdings Corp.:
RJR Nabisco Holdings Corp.; John T. Chain, Jr.; Julius L. Chambers; John L. Clendenin; Steven F. Goldstone; H. John Greeniaus; Ray J. Groves; Charles M. Harper; James W. Johnston; John G. Medlin, Jr.; Robert S. Roath; Rozanne L. Ridgway; Robert F. Sharpe, Jr.; and Huntley R. Whitacre. As of February 1, 1996, Mr. Chain is the beneficial owner of 8,859 shares of the company's common stock; Mr. Chambers is the beneficial owner of 6,888 shares of the company's common stock; Mr. Clendenin is the beneficial owner of 7,312 shares of the company's common stock; Mr. Goldstone is the beneficial owner of 16,532 shares of the company's common stock; Mr. Greeniaus is the beneficial owner of 16,390 shares of the company's common stock; Mr. Graves is the beneficial owner of 7,466 shares of the company's common stock; Mr. Harper is the beneficial owner of 524,955 shares of the company's common stock; Mr. Medlin is the beneficial owner of 7,725 shares of the company's common stock; Mr. Roath is the beneficial owner of 38,435 shares of the company's common stock; Ms. Ridgway is the beneficial owner of 6,859 shares of the company's common stock; Mr. Sharpe is the beneficial owner of 37,276 shares of the company's common stock; and Mr. Whitacre is the beneficial owner of 29,464 shares of the company's common stock.

                                     # # #

RJR Nabisco Logo

                                                   News Release
______________________________________________________________________________
         Contact:    Carol Makovich
                     (212) 258-5785


                     RJR NABISCO SHAREHOLDERS MAY CONTINUE
                       TO SUBMIT REVOCATIONS OF CONSENT

NEW YORK, NEW YORK -- February 16, 1996 -- RJR Nabisco Holdings Corp. (NYSE:RN) had the following comment on the Brooke Group's statement today that it would delay announcing the results of the recent consent solicitation:

         "LeBow committed to end this solicitation by midnight, February 15, 1996. Although that deadline has passed, we have no way of knowing whether or not he is continuing to solicit consents. In addition, a representative of Brooke Group has informed RJR Nabisco that Brooke Group does not plan to turn in the vote to the company before the close of business today," the company said."

               "Therefore, until Brooke Group turns in the requisite vote to the company, shareholders may continue to submit revocation of consent cards," the company said.


CERTAIN ADDITIONAL INFORMATION: RJR Nabisco Holdings Corp. will be soliciting proxies against the director nominees of Brooke Group Ltd. and other shareholder proposals. The following individuals may be deemed to be participants in the solicitation of proxies by RJR Nabisco Holdings Corp.:
RJR Nabisco Holdings Corp.; John T. Chain, Jr.; Julius L. Chambers; John L. Clendenin; Steven F. Goldstone; H. John Greeniaus; Ray J. Groves; Charles M. Harper; James W. Johnston; John G. Medlin, Jr.; Robert S. Roath; Rozanne L. Ridgway; Robert F. Sharpe, Jr.; and Huntley R. Whitacre. As of February 1, 1996, Mr. Chain is the beneficial owner of 8,859 shares of the company's common stock; Mr. Chambers is the beneficial owner of 6,888 shares of the company's common stock; Mr. Clendenin is the beneficial owner of 7,312 shares of the company's common stock; Mr. Goldstone is the beneficial owner of 16,532 shares of the company's common stock; Mr. Greeniaus is the beneficial owner of 16,390 shares of the company's common stock; Mr. Graves is the beneficial owner of 7,466 shares of the company's common stock; Mr. Harper is the beneficial owner of 524,955 shares of the company's common stock; Mr. Medlin is the beneficial owner of 7,725 shares of the company's common stock; Mr. Roath is the beneficial owner of 38,435 shares of the company's common stock; Ms. Ridgway is the beneficial owner of 6,859 shares of the company's common stock; Mr. Sharpe is the beneficial owner of 37,276 shares of the company's common stock; and Mr. Whitacre is the beneficial owner of 29,464 shares of the company's common stock.

                                     # # #